Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

10% Original Issue Discount CONVERTIBLE PROMISSORY NOTE

Original Issue Date:	January ___, 2024

Principal Amount of Note:	$

Purchase Price of Note:	$

For value received CleanCore Solutions, Inc., a Nevada corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above, as such principal amount may be adjusted pursuant to Section 1(d) below (the “Principal Amount”), with simple interest on the outstanding Principal Amount at the rate of twelve percent (12.00%) per annum (the “Interest Rate”). Interest shall commence the date hereof and shall continue to accrue on the outstanding Principal Amount until paid in full or until this Note (as defined below) is converted pursuant to Section 2 below. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable on December 31, 2024, which date may be extended at the election of the Company by up to two additional 90-day periods (such date, if and as extended, the “Maturity Date”), with each such 90-day period being referred to as an “Extension Period.”

1. Basic Terms.

(a) Original Issue Discount Note.

(i) This Original Issue Discount Convertible Promissory Note (this “Note”) has been issued with an “original issue discount” for U.S. Federal income tax purposes. The Company will make available to the Holder of this Note: (1) the issue price and issue date of the Note, (2) the amount of original issue discount on the Note, (3) the yield to maturity of the Note, and (4) any other information required to be made available by the U.S. Treasury Regulations.

(b) Payments.

(i) Interest. Interest shall accrue to the Holder on the aggregate unconverted and then outstanding Principal Amount at the Interest Rate. Unless earlier converted into Class B Common Stock (as defined below) or repaid pursuant to Section 2 below, accrued interest on this Note shall be payable on the Maturity Date. Upon conversion of this Note as set forth in Section 2 below, all accrued and unpaid interest shall be paid in shares of Class B Common Stock rather than in cash.

(ii) Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

(c) Prepayment. The Company may not prepay this Note prior to the Maturity Date without the consent of the Holder and on not less than 15 days prior notice to the Holder.

(d) Increase in Principal Amount. Effective immediately upon the commencement of any and each Extension Period, the Principal Amount of the Note shall be increased by $55,555 per Extension Period and interest shall begin to accrue on such additional outstanding principal amount from and after the commencement of such Extension Period. If the Note does not automatically convert into Class B Common Stock within six (6) months of the Original Issue Date, then the then-outstanding Principal Amount shall be increased by an additional $55,555.

2. Conversion and Repayment.

(a)  Conversion upon the Company’s Initial Public Offering. Upon the consummation of a firm commitment initial public offering of the Company’s class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and concurrent listing on a U.S. national securities exchange (the “Conversion Date”), the entire outstanding Principal Amount and all accrued and unpaid interest on this Note shall automatically and simultaneously on the Conversion Date convert into a number of shares of Class B Common Stock of the Company that are identical to those issued to investors in such initial public offering at the applicable Conversion Price set forth in Section 2(b) below, subject to the limitations set forth in Section 2(d) below.

(b) Conversion Price. The conversion price for the Class B Common Stock (the “Conversion Price”) will be $1.00 per share, subject to the adjustments as described below in Section 2(e).

(c) Procedure for Conversion. Upon the conversion of this Note into Class B Common Stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the applicable Conversion Price.

(d) Maximum Conversion. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible into shares of the Company to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the issued and outstanding shares of the Company. To the extent the conversion provisions of Section 2(a) would be limited by this Section 2(d), the portion of this Note not converted may be converted into Shares at a later date or dates, provided that at such later date or dates the limitation in Section 2(d) would no longer apply to the Holder because such Holder would no longer own in excess of the Maximum Percentage. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation.

2.

(e) Adjustments.

(i) If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Class B Common Stock, (ii) subdivides outstanding Class B Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Class B Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of the Class B Common Stock, any shares of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Class B Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Class B Common Stock outstanding immediately after such event. Any adjustment made pursuant to the immediately preceding sentence shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which Class B Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the  terms and conditions specified herein and in lieu of the Class B Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect  to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effectuate any transaction described in this Section 2(e)(ii) unless (a) it first gives, to the extent practicable, at least five (5) days prior written notice of the record date of the special meeting of stockholders to approve, or if there is no such record date, the  consummation of, such merger, consolidation,  exchange of  shares, recapitalization, reorganization or other similar event (during which time the  Holder shall  be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 2(e)(ii). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

3. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date this Note is issued as follows:

(i) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

(ii) Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note, including the issuance of the Conversion Securities (as defined below). The Company’s Board of Directors (the “Board”) has approved the issuance of this Note based upon a reasonable belief that the issuance of this Note is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.

(iii) Authorization. All corporate action on the part of the Company, the Board, and the Company’s stockholders necessary for the issuance and delivery of this Note and the issuance of the Conversion Securities has been taken. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of this Note (the “Conversion Securities”), when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(iv) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note has been obtained.

(v) Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

(vi) Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(vii) No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) the Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Holder.

(viii) Offering. Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue, and sale of this Note and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(ix) Use of Proceeds. The Company shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family, or household purpose.

4.

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i) Purchase for Own Account. The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder, and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(iii) Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(iv) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2) The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Securities Act, except in unusual circumstances.

(3) Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder.

(v) Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(vi) No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company.

5.

(vii) Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4. Events of Default.

(a) If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company)

(iv) The Company shall fail to observe or perform any other covenant or agreement contained in this Note or any transaction document which failure is not cured, if possible to cure, within ten (10) days after the Company has received notice of such failure from Holder or otherwise has become aware of such failure; or

(v) Any representation or warranty made in this Note, any other transaction document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made, which failure is not cured, if possible to cure, within ten (10) days after the Company has received notice of such failure from Holder or otherwise has become aware of such failure.

(b) In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5. Registration Rights.

(a) The Company has filed a registration statement on Form S-1, as amended (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on January 9, 2024, relating to its firm commitment initial public offering and concurrent listing on NYSE American (the “IPO”). As soon as practicable after receiving any additional comments from the Staff of the SEC relating to the Registration Statement, the Company shall file an additional amendment to the Registration Statement that amends the selling stockholder prospectus contained therein to add the Holder and include the maximum number of shares of Class B Common Stock that are issuable upon conversion of this Note. The Company shall thereafter use commercially reasonable efforts to complete the IPO and cause the Registration Statement to be declared effective by the SEC as soon as practicable but subject to prevailing market conditions and receipt of necessary approvals and clearances from the SEC, NYSE American, FINRA and other regulatory agencies, if applicable.

6.

(b) The Company shall keep effective the Registration Statement and shall from time to time amend or supplement the Registration Statement and final prospectus for such period of time as shall be required to permit the Holder to complete the offer and sale of the shares issuable upon conversion of this Note.

(c) The Company agrees that until all the shares issuable upon conversion of this Note have been sold under the Registration Statement or pursuant to Rule 144 promulgated under the Securities Act, it shall use its reasonable best efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit the Holder to sell the Shares under Rule 144.

6. Miscellaneous Provisions.

(a) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Note. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in a form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d) DTC. At the time of the IPO, upon reasonable advance request of the Holder, the Company shall use its best efforts to cause, as of the time of such IPO, an electronic securities entitlement representing the Securities held by Holder to be credited to the Holder’s account (or the account of the Holder’s securities intermediary) through the facilities of The Depository Trust Company (“DTC”) in accordance with the rules and procedures of DTC that apply to a transfer or exchange of the Conversion Securities held by the Holder.

(e) Amendment and Waiver. Any term of this Note may be amended or waived only in a writing signed by both the Company and the Holder.

(f) Governing Law. This Note shall be governed by and construed under the laws of the State of Nebraska, as applied to agreements among Nebraska residents, made and to be performed entirely within the State of Nebraska, without giving effect to conflicts of laws principles.

(g) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(h) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.

(i) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(j) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

(k) Expenses. The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(l) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(m) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(n) Exculpation. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company.

(o) Senior Indebtedness. The Note is senior to any additional indebtedness that is not Senior Indebtedness and that is issued for the primary purpose of raising capital. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note, of which there is none as of the date hereof, or hereafter incurred. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

[Signature pages follow]

8.

The parties have executed this 10% Original Issue Discount Convertible Promissory Note as of the date first noted above.

COMPANY:

CleanCore Solutions, Inc.

By:
	Name:	Matthew Atkinson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO

CONVERTIBLE PROMISSORY NOTE

The parties have executed this 10% Original Issue Discount Convertible Promissory Note as of the date first noted above.

HOLDER (if an entity):

Name of Holder:

By:

Name:
Title:

E-mail:

Address:

HOLDER (if an individual):

Name of Holder:

Signature:

E-mail:

Address:

SIGNATURE PAGE TO

CONVERTIBLE PROMISSORY NOTE